MERCANTILE ABSOLUTE RETURN FUND
                     MERCANTILE ALTERNATIVE STRATEGIES FUND
                       MERCANTILE LONG-SHORT MANAGER FUND
                 (THE "MERCANTILE ALTERNATIVE INVESTMENT FUNDS")

                               CODE OF CONDUCT FOR
                               -------------------
               PRINCIPAL EXECUTIVES AND SENIOR FINANCIAL OFFICERS
               --------------------------------------------------

I. COVERED OFFICERS/PURPOSE OF THE CODE

      A. The Mercantile Alternative Investment Funds (individually a "Company" and collectively the "Companies") Code of Conduct (this "Code") applies to the each of the Company's Principal Executive Officer, Principal Financial Officer and certain other Officers of each Company (the "Covered Officers"), each of whom are set forth in Exhibit A, for the purpose of promoting:

         1. Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

         2. Full, fair, accurate, timely and understandable disclosure in reports and documents that a 2 registrant files with, or submits to, the Securities and Exchange Commission ("SEC") and in other public communications made by each Company;

         3. Compliance with applicable laws and governmental rules and regulations;

         4. The prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

         5.   Accountability for adherence to the Code.

      Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

II. COVERED OFFICERS SHOULD HANDLE ETHICALLY ACTUAL AND APPARENT CONFLICTS OF INTEREST

      A. OVERVIEW. A "conflict of interest" occurs when a Covered Officer's private interest interferes with the interests of, or his service to, the Companies. For example, a conflict of interest would arise if a Covered Officer, or a member of his family, receives improper personal benefits as a result of his position with the Companies.

      Certain conflicts of interest arise out of the relationships between Covered Officers and the Companies and already are subject to conflict of interest provisions in the Investment Company Act of 1940 ("Investment Company Act") and the Investment Advisers Act of 1940

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("Investment Advisers Act"). For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Companies because of their status as "affiliated persons" of the Companies. The Companies' and the investment adviser's compliance programs and procedures are designed to prevent, or identify and correct, violations of these provisions. This Code does not, and is not intended to, repeat or replace these programs and procedures, and such conflicts fall outside of the parameters of this Code.

      Although typically not presenting an opportunity for improper personal benefit, conflicts arise from, or as a result of, the contractual relationship between the Companies and the investment adviser and the administrator of which the Covered Officers are also officers or employees. As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties (whether formally for the Companies or for the adviser and the administrator, or for both), be involved in establishing policies and implementing decisions that will have different effects on the adviser, the administrator and the Companies. The participation of the Covered Officers is such activities is inherent in the contractual relationship between the adviser, the administrator and the Companies and is consistent with the performance by the Covered Officers of their duties as officers of the Companies. Thus, if performed in conformity with the provisions of the Investment Company Act and the Investment Advisers Act, such activities will be deemed to have been handled ethically. In addition, it is recognized by the Companies' Board of Directors ("Board") that the Covered Officers may also be officers or employees of one or more other investment companies covered by this or other codes.

      Other conflicts of interest are covered by the Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act and the Investment Advisers Act. The following list provides examples of conflicts of interest under the Code, but Covered Officers should keep in mind that these examples are not exhaustive. The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of the Companies.

     B.  Each Covered Officer must:

         1. Not use his personal influence or personal relationships improperly to influence investment 1 decisions or financial reporting by the Companies whereby the Covered Officer would benefit personally to the detriment of the Companies;

         2. Not cause the Companies to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit of the Companies;

         3. Report at least annually outside business affiliations or other relationships (e.g., 3 officer, director, governor, trustee, and part-time employment) other than his or her relationship to the Companies, the investment adviser and the administrator.

     C. There are some conflict of interest situations that may be discussed with general counsel of C Mercantile Capital Advisors, Inc. ("General Counsel") if material, including but not limited to be service as a director on the board of any public or private company.

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     D.  To avoid conflict of interest situations with respect to Covered
         Officers duties to the Companies, Covered Officers may not:

         1. Receive, as an officer of the Companies, of any gift in excess of $100;

         2. Receive of any entertainment from any company with which the Companies have current or prospective business dealings, unless such entertainment is business-related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety;

         3. Have any ownership interest in, or any consulting or employment relationship with, any of 3 the Companies' service providers, other than its investment adviser, principal underwriter, administrator or any affiliated person thereof; or

         4. Have a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Companies for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer's employment, such as compensation or equity ownership.

III. DISCLOSURE AND COMPLIANCE

     A. Each Covered Officer should familiarize himself or herself with the disclosure requirements generally applicable to the Companies:

     B. Each Covered Officer should not knowingly misrepresent, or cause others to misrepresent, facts about the Companies to others, whether within or outside the Companies, including to the Companies' directors and auditors, and to governmental regulators and self-regulatory organizations:

     C. Each Covered Officer should, to the extent appropriate within his or her area of responsibility, consult with other officers and employees of the Companies, the adviser and the administrator with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Companies files with, or submits to, the SEC and in other public communications made by the Companies:

     D. It is the responsibility of each Covered Officer to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

IV. REPORTING AND ACCOUNTABILITY

     A.  Each Covered Officer must:

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         1.  Upon adoption of the Code (or thereafter as applicable, upon becoming a Covered Officer), affirm in writing to the Board that he or she has received, read, and understands the Code;

         2. Annually thereafter affirm to the Board that he or she has complied with the requirements of the Code;

         3. Not retaliate against any other Covered Officer or any employee of the Companies or their affiliated persons for reports of potential violations that are made in good faith; and

         4. Notify General Counsel promptly if he or she knows of any violation of this Code. Failure to do so is itself a violation of this Code.

     B. General Counsel is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation. However, any approvals or waivers sought by the Principal Executive Officer will be considered by the Audit Committee of the Board (the "Committee").

     C. The Companies will follow these procedures in investigating and enforcing this Code:

         1. General Counsel will take all appropriate action to investigate any potential violations reported to him or her;

         2. If, after such investigation, General Counsel believes that no violation has occurred, General Counsel is not required to take any further action;

         3. Any matter that the General Counsel believes is a violation shall be reported to the Audit Committee;

         4. If the Audit Committee concurs that a violation has occurred, it will inform and make a recommendation to the Board, which will consider appropriate action, which may include review of, and appropriate modifications to, applicable policies and procedures; notification to appropriate personnel of the investment adviser, the administrator or its board; or a recommendation to dismiss the Covered Officer;

         5. The Board will be responsible for granting waivers, as appropriate; and

         6. Any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

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
V. OTHER POLICIES AND PROCEDURES

     This Code shall be the sole code of conduct adopted by the Companies for purposes of Section 406 of the Sarbanes-Oxley Act and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Companies, the Companies' investment adviser, principal underwriter, or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code. The Funds' and their investment adviser's Codes of Ethics under Rule 17j-1 under the Investment Company Act are separate requirements applying to the Covered officers and others, and are not part of this Code.

VI. AMENDMENTS

     Any amendments to this Code, other than amendments to Exhibit A, must be approved or ratified by a majority vote of the Board, including a majority of the independent directors.

VII. CONFIDENTIALITY

      All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than officers and directors of the Companies, General Counsel and its investment adviser or administrator.

VIII. INTERNAL USE

     The Code is intended solely for the internal use by the Companies and does not constitute an admission, by or on behalf of the Companies, as to any fact, circumstance, or legal conclusion.

     Adopted: August 8, 2003

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

                               EXHIBIT A

                   PERSONS COVERED BY THIS CODE OF CONDUCT*
                   ---------------------------------------



                   Kevin A. McCreadie, President and Principal Executive Officer

                   Scott J. Liotta, Treasurer and Principal Financial Officer

                   Cornelia H. McKenna, Vice President

As of April 1, 2004

* Prior to April 1, 2004 John J. Pileggi and Michael R. Donnell were subject to the Code of Conduct in their capacities as President and Principal Executive Officer and Vice President, respectively.

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                                    EXHIBIT B

                                 ACKNOWLEDGEMENT
                                 ---------------


      Pursuant to the requirements of the Code of Conduct adopted by the Mercantile Alternative Investment Funds (the "Code"), the undersigned Covered Officer hereby acknowledges and affirms that I have received, read and understand the Code and agree to adhere and abide by the letter and spirit of its provisions.




                                       Signature: ___________________________

                                                  ___________________________


                                       Print Name:___________________________

                                                  ___________________________


                                       Date:      ___________________________

                                                  ___________________________


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                                    EXHIBIT C

                              ANNUAL CERTIFICATION
                              --------------------


      Pursuant to the requirements of the Code of Conduct adopted by the Mercantile Alternative Investment Funds (the "Code"), the undersigned Covered Officer hereby acknowledges and affirms that since the date of the last annual certification given pursuant to the Code, I have complied with all requirements of the Code.

      List below are all outside business affiliations or other relationships (e.g., officer, director, governor, trustee, and part-time employment) other than my relationship to the Companies, the investment adviser and the administrator:


                                                                      Is the       Do you receive
                                                                      Entity       compensation or have a
                                                                      Public       financial interest in
                              Title and                               or           the organization? If so,
Name and Address of Entity    Position    Nature of the Business      Private?     please describe.
-------------------------------------------------------------------------------------------------------------











                                                                      Signature:_____________________________

                                                                                _____________________________

                                                                     Print Name:_____________________________

                                                                                _____________________________


                                                                           Date:_____________________________

                                                                                _____________________________


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